Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES EXPANSION OF ICONIC DELANO BRAND THROUGH PARTNERSHIP

WITH HIVERNAGE COLLECTION IN MARRAKECH, MOROCCO

Groundbreaking Hotel Deal with Hivernage Collection Extends Morgans Hotel Group’s

Footprint Into North Africa with New Delano and Mondrian-Branded Properties

Morgans Hotel Group Co. (NASDAQ: MHGC) the New York-based hospitality management company, today announced a partnership with Moroccan entrepreneur Ahmed Bennani and Hivernage Collection which will see the unveiling of two properties in Marrakech Morocco; a 73-room Delano slated to open in September 2012, followed by a Mondrian-branded property scheduled to open in late 2013. The collaboration was marked by a meeting with representatives from both parties, who came together to sign 15-year management agreements for both properties.

Located in the heart of the Hivernage District, Delano Marrakech, the brand’s second outpost and first international property, reflects Morgans Hotel Group’s global expansion plan for its signature luxury brand.

Following the footsteps of its South Beach predecessor, Delano Marrakech will provide world-travelers with another sophisticated world-class urban resort marked by unparalleled style and five-star service. As a self-contained destination, Delano Marrakech will offer a haven of luxury and relaxation in heart of the vibrant, magical city.

Commenting on the brands’ expansion into the North African market, Michael Gross, Chief Executive Officer of Morgans Hotel Group, said: “We are excited to be working with Ahmed Bennani and his team to bring the second Delano in the world to Marrakech. This collaboration signifies Morgans Hotel Group’s entry into North Africa and we are thrilled to be one of the first U.S. based hotel companies to extend our brand portfolio to the dynamic city of Marrakech. Delano has become a truly iconic brand, synonymous with luxury and unrivaled standards of service, and our Marrakech property will showcase this unique hotel offering to a brand new audience.”

Designed by internationally acclaimed interior designer Jacques Garcia, the hotel’s unconventional baroque interior brings together precious marbles, sumptuous draped velvet, and rare fabrics to create a relaxing and intimate atmosphere that befits Delano’s discerning guests. Delano Marrakech is a luxurious boutique hotel boasting 73-opulent suites, a 20,000 square foot spa offering the some of the most prestigious wellness brands in the world including Valmont and marocMaroc, as well as three private pools.

Delano Marrakech will become a premier nightlife destination with the introduction of a brand new roof deck, which will be programmed during the day and evening hours, as well as a subterranean nightclub located below the ground level of the hotel. The Light Group, one of the United States’ leading hospitality development and management companies, in which Morgans Hotel Group acquired a controlling interest last November, will operate both venues. The Light Group has a ten-year proven track record of delivering cutting-edge food and beverage experiences at world-class locations.

Delano Marrakech will also showcase new lounge and bar concepts to offer guests a diverse array of nightlife venues to choose from without ever needing to leave the resort. To complete the experience, Delano guests can dine at the hotels’ French or Italian restaurants, which are presided over by Michelin stared chefs, Michel Rostang and Giancarlo Morelli respectively.

For the last 30 years, culinary legend Rostang has received wide spread acclaim from critics and foodies alike. His latest venture, Bon R, further demonstrates Rostang’s passion for food with his simple yet exquisite dishes. Opening in August, Bon R will offer a French menu with pairings of classical and modern flavours for breakfast, lunch and dinner. Dishes will change weekly, enabling Rostang-trained chefs to constantly create and inspire using fresh seasonal ingredients.

This August also sees the opening of Giancarlo Morelli’s latest offering, Pomireu. Morelli, renowned for marrying traditional Italian techniques with boundless creativity, has concocted a menu with a feast of flavours not to be missed. Italian fine dining offering Pomireu will bring a slice of old school Italian glamour to Marrekech.

Just minutes from downtown Marrakech in the hotel area of Agdal, the 69-room Mondrian Marrakech, will provide guests with an oasis of rest and relaxation. The hotel will comprise a portion of a 480,000 square foot complex that will include extensive state of the art fitness facilities, several food and beverage outlets and world class spa facilities. This expansion of the Mondrian brand joins the collection of planned Mondrian hotels in London, the Bahamas, Doha and Istanbul.

Morgans Hotels Group currently has properties in Boston, New York, Miami, Los Angeles, San Francisco and London.

For further media information please contact:

Lauren Buchman, lauren.buchman@mhgc.com, 212-277-4118

Stevie King, stevie@purplepr.com, +44 (0) 207 434 7006

Pour les relations presse, veuillez contacter:

Karima Chakik, chakik@hivernage-hotel.com, +212 (0) 661 05 02 13

ABOUT MORGANS HOTEL GROUP

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, South Beach and New York, Clift in San Francisco, Ames in Boston, Sanderson and St Martins Lane in London, and a hotel in Playa del Carmen, Mexico. Morgans Hotel Group also owns, or has ownership interests in, several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion, including a Delano and a Mondrian in Turkey, a Hudson in London, a Mondrian in Doha, Qatar, a Mondrian in Nassau, The Bahamas and a Mondrian in London. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future other events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes, volcanoes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in Morgans Hotel Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other documents filed by Morgans Hotel Group with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and Morgans Hotel Group assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

ABOUT HIVERNAGE COLLECTION

The group Hivernage Collection was born on the initiative of Mr. Ahmed Bennani. Upon returning from his studies in the United States in 1996, Mr. Bennani joined the family hotel business and decided to infuse his contemporary and original vision of the trade into it.

In 2004, the opening of the Hivernage Hotel & Spa formed the cornerstone of the ambitious project of this young Moroccan entrepreneur: to create, in Morocco, a new style of hotel that combines modernity, a level of comfort up to the standards of international luxury and, above all, very special attention paid to the clientele born from Morocco’s legendary sense of hospitality. The Hivernage Hotel & Spa is therefore one of the first establishments in Marrakech to break from the hotel restoration tradition by calling upon French chef Christophe Leroy to create LA TABLE DU MARCHÉ in Marrakech. A sure bet, since the restaurant and its boutique will very quickly become one of the most highly esteemed gastronomic addresses in the city. The same applies to Villas by Hivernage, charming houses located in the countryside or in the Palmeraie, beyond the tumult of the city, which have offered new living opportunities to the clientele of the hotel since 2009.

The year 2008 represented a turning point for Mr. Bennani. The idea of the company made way for the idea of the Group, and Hivernage Collection was created with the launching of two new hotel projects that will soon bear the signs of the prestigious American group Morgans Hotel Group: the future hotel Delano Marrakech, which will open its doors in September 2012, and the hotel Mondrian Marrakech, the opening of which is planned during 2013. In 2010, the creation of these two new establishments was the subject of the signing of an Investment Agreement with the Moroccan government for projects representing investment upward of 200 million dirhams.

2012 is the year that will mark a new strategy of expansion of the Hivernage Collection on an international level. First is the materialization of a partnership between Hivernage Hotel & Spa and Warwick International Hotels, which will breath new life into the development of the establishment.

Focused resolutely on the future while relying on the strong potential for development of the tourism economy in Morocco, the HIVERNAGE group plans to add the Hivernage Academy to its collection. Located near Marrakech (Tamesloht road), this innovative project will include a soccer and tennis academy, a hotel and a real estate program. This project is planned to commence in 2013. In addition, the FOUCAULT, a “historic” hotel located on the outskirts of the famous place Jamaa El Fna (Marrakech medina) is to be reborn as a 5-star hotel in the years to come.